Exhibit 99.1

Forest City Reports Increases in Net Earnings, Revenues and EBDT for Fiscal 2004 Third Quarter and Year-to-Date

    CLEVELAND--(BUSINESS WIRE)--Dec. 9, 2004--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced increases in net earnings, revenues and EBDT for the third quarter and nine months ended October 31, 2004.
    Net earnings for the fiscal 2004 third quarter were $37.3 million, or $0.73 per share, compared with $26.0 million, or $0.51 per share, in 2003. Third-quarter consolidated revenues increased 8.5 percent to $256.1 million compared with $236.0 million in the prior year's third quarter. EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the third quarter was $82.6 million, or $1.62 per share, a
17.4 percent increase on a per share basis over last year's third-quarter EBDT of $69.9 million, or $1.38 per share.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures provided as a supplement to net earnings and net earnings per share prepared in accordance with GAAP. The Company believes that EBDT provides additional information about its core business operations and is necessary to understand its ongoing financial position. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release. A more complete discussion of EBDT is included at the end of this news release.
    For the nine-month period ended October 31, 2004, net earnings were $79.4 million, or $1.56 per share, compared with $47.4 million, or $0.94 per share, in 2003. Consolidated revenues for the nine months increased 17.9 percent to $762.2 million compared with $646.7 million for the nine months ended October 31, 2003. EBDT for the nine months ended October 31, 2004 was $208.7 million, or $4.10 per share, a 20.6 percent increase on a per share basis compared with last year's $171.6 million, or $3.40 per share.
    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package furnished to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the three and nine months ended October 31, 2004, with reconciliations of non-GAAP financial measures, such as comparable net operating income and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    Discussion of Results

    During the fiscal third quarter of 2004, Forest City held the grand openings of two retail developments: Victoria Gardens, a $183 million open-air lifestyle center designed as a pedestrian-friendly "new downtown" for Rancho Cucamonga in Southern California; and Quartermaster Plaza, a $70 million retail project in Philadelphia. "Our third-quarter results and the October grand openings of Victoria Gardens and Quartermaster Plaza continue the momentum that we have been building throughout the year," said Charles A. Ratner, president and chief executive officer of Forest City Enterprises.
    Ratner continued, "The growth in net earnings, revenues and EBDT was primarily driven by our 13 project openings and acquisitions completed in fiscal 2003 and eight project openings during the first three quarters of fiscal 2004. EBDT for the quarter and first nine months was favorably impacted by the income recognition related to our Denver Stapleton project's retained interest in a trust holding $145 million of bonds, and our continued tax management initiatives to decrease the Company's current tax provision, thereby increasing deferred taxes."
    In addition to the items mentioned in the previous paragraph, net earnings for the fiscal 2004 third quarter and first nine months were impacted by the gains on the disposition of several properties and the Company's fiscal 2004 first-quarter adoption of Financial Accounting Standards Board Interpretation No. 46 (as revised) (FIN 46 (R)), "Consolidation of Variable Interest Entities," which resulted in the cumulative effect of a change in accounting principle charge to earnings, net of tax, of $11.3 million.
    Net Operating Income (NOI), a non-GAAP financial measure, is a key driver of Forest City's EBDT. Total Real Estate Groups NOI for the third quarter grew largely due to the openings and acquisitions completed last year and thus far this year. Comparable property NOI - NOI from properties operated during the third quarters of both 2004 and 2003 - was up 2.5 percent in 2004 compared with the prior year. This is the fourth consecutive quarter of comparable NOI growth in the Total Real Estate Groups, compared with decreases in the two previous fiscal years (2003 and 2002).
    The retail portfolio's comparable NOI was flat for the fiscal 2004 third quarter and increased 1.7 percent year-to-date. Comparable NOI for the office portfolio increased 3.7 percent for the quarter and 3.1 percent year-to-date, continuing the recent positive momentum for the Company's office buildings. The residential portfolio decrease was 4.8 percent for the quarter and 4.9 percent year-to-date because of ongoing pressure on apartment rentals caused by low interest rates (which spur home buying) and slower than expected job creation.
    Comparable property NOI (mentioned above), a non-GAAP financial measure, is based on the pro-rata consolidation method, also a non-GAAP financial measure - see Exhibit to this news release, which presents comparable property NOI on the full consolidation method.
    Third-quarter comparable occupancies were up portfolio-wide compared with the same period a year ago. Retail occupancies were 92.3 percent compared with 90.5 percent for the third quarter last year; office increased to 93.2 percent from 92.6 percent; hotels increased to 75.8 percent from 73.0 percent; and residential increased to 91.0 percent from 90.6 percent.

    Portfolio and Development Highlights

    A schedule of the Company's project openings and pipeline of projects under construction is included in this news release. Highlighted below are several of the Company's project openings and projects under development.
    During the fiscal 2004 third quarter, Forest City continued to expand its presence in its core markets of New York City/Philadelphia, California, Boston, Greater Washington, D.C./Baltimore, and Denver. Forest City's business strategy is to concentrate on high-growth, high-barrier-to-entry urban markets where the Company has gained access to large, complex commercial, residential and mixed-use projects. As of October 31, 2004, approximately 67 percent of Forest City's current operating portfolio is located in its core markets, while approximately 86 percent of projects under construction are in those markets.

    Project Openings

    Through the first three quarters of fiscal 2004, Forest City opened eight properties. The four retail centers, one office building and three residential developments represent a total of $509.6 million of cost at the Company's share ($527.5 million on a full consolidation basis).
    The million-square-foot Victoria Gardens features anchor stores Macy's, JCPenney, Robinsons-May and AMC Theaters, in addition to more than 100 shopping, dining and entertainment establishments. Located in Southern California's Inland Empire, Victoria Gardens will be anchored by a community facility (due to open in 2006), which will include a library, performing arts center and meeting facilities. Contributing to the project's current and future success is the Company's strong "private/public partnership" with the City of Rancho Cucamonga. The total project cost is estimated to be $146.2 million at the Company's share, and $182.8 million on a full consolidation basis.
    Quartermaster Plaza transforms the site of a former military supply depot into a premier retail destination for South Philadelphia's residents and visitors. Quartermaster Plaza represents 459,000 square feet of leasable retail space and $69.7 million in project cost. It features anchor stores Home Depot and BJ's Wholesale Club, with additional stores such as Staples, AJ Wright, PETsMart and Walgreens, among other national retailers and local merchants. Quartermaster Plaza is located near Girard Estates, a historically significant and architecturally distinguished community.
    In the fourth quarter in Philadelphia, Forest City opened a life sciences research facility at the University of Pennsylvania. The Company's Boston-based University Bioscience & Technology Group has acted as developer for the $56.5 million, 123,000-square-foot facility.

    Dispositions

    Over the last three years, the Company has disposed of 18 projects for a total sales price of $358.9 million, generating $118.3 million in cash proceeds and resulting in a total pre-tax gain of $110.3 million. Ratner said, "We remain committed to our current business, but are currently a 'strategic seller' of specific properties where we can take advantage of market conditions and relatively high valuations. This higher level of sales activity enables us to improve our operating portfolio and redeploy our capital toward higher-impact opportunities in our commercial, residential and land development portfolios."
    In the fiscal 2004 third quarter, Forest City announced the disposition of the 372-unit Regency Towers apartment community in Jackson, New Jersey, which resulted in an after-tax gain of approximately $15 million.
    In early November, the Company announced the disposition of five apartment communities, totaling 1,125 units. The five dispositions resulted in a total after-tax gain of approximately $9 million and generated cash proceeds of approximately $25 million. The properties were disposed of at a blended capitalization rate of 6.5 percent. Four of the properties are located in Virginia - the 184-unit Arboretum Place, 153-unit Silver Hill, and 176-unit Trellis at Lee's Mill, all in Newport News, Virginia; and the 216-unit Bridgewater in Hampton, Virginia. The fifth property, the 396-unit Colony Woods, is located in Bellevue, Washington.
    On November 12, 2004, the Company announced the sale of the assets of one of its wholly-owned subsidiaries, Forest City Trading Group, Inc., a lumber wholesaler based in Portland, Oregon. Of the approximate $39 million selling price, $35 million was paid in cash at closing, with the remaining purchase price to be paid over the next five years. Forest City Enterprises expects to report a pre-tax gain of approximately $22 million and a pre-tax deferred gain of approximately $4 million that will be recorded and recognized as income over the next five years as purchase price payments are received.
    "We purchased Trading Group in 1969 and it has been an excellent performer for us over the years," said Ratner. "We are pleased to be able to sell Trading Group to its employees, who have been our long-term partners in this very successful business. Forest City's current and future focus is on the real estate development business, where we have established a unique franchise."

    Denver -- Stapleton Update

    Forest City's Stapleton mixed-use development in Denver continues to grow and attract additional residents, retail and industrial tenants. Demand for both single-family lots and apartment community living remains strong.
    During the fiscal third quarter, the builders active at Stapleton reported that 102 homes were sold and 165 home sales closed. Inception to date, 1,523 homes have been sold, 1,216 are occupied, and 282 are currently under construction. The builders currently selling single-family and multifamily homes have acquired or are under contract to acquire an additional 2,313 lots. Residents continued to move into Stapleton's rental flats, loft-style apartments, and affordable senior rental homes.
    Also during the third quarter, Forest City purchased approximately 93 additional acres of land at Stapleton. The bulk of this acreage will allow the Company to deliver lots for another 310 homes starting in late summer 2005. Forest City began construction on phase one of Stapleton's second regional retail center, the 779,000-square-foot Northfield at Stapleton, which will combine anchor stores, specialty shops, restaurants and entertainment venues in an outdoor setting. Northfield at Stapleton is expected to open in fiscal 2005.

    Projects Under Construction

    At the end of the fiscal third quarter, Forest City's development pipeline included 18 projects under construction, totaling $1.2 billion of cost at the Company's share ($848.9 million of cost on a full consolidation basis). These include six retail projects, three office buildings and nine residential communities. As mentioned above, the University of Pennsylvania life sciences research facility opened in the fiscal fourth quarter, while 12 of the remaining 17 projects, representing $579.0 million of cost at the Company's share ($604.5 million on a full consolidation basis), are due to be completed in 2005. See the Company's Pipeline schedule in this news release for a complete listing of projects under construction.

    Projects Under Development

    Forest City has more than 25 projects under development - including several of the largest and most exciting projects in Company history. These projects, currently in the initial stages of development, represent opportunities that will continue to fuel the Company's growth. Forest City expects the majority of these projects to open between fiscal 2005 and 2008.
    Large retail projects under development include Ridge Hill Village Center, 1.3 million square feet in Yonkers, New York; East River Plaza, 532,000 square feet in Manhattan; the million-square-foot Bolingbrook near Chicago; and Westminster Mall, 912,000 square feet in Westminster, Colorado. Ridge Hill includes a residential component, which will feature as many as 364 apartment units. Forest City is also beginning redevelopment of the former Waterside mall in Washington D.C. Waterfront will include 2.1 million square feet of office space, residential units, retail and restaurants. In addition, Forest City has begun initial development work on a 722-unit apartment complex, due to open in fiscal 2008, in downtown Oakland.
    Given favorable market conditions and low interest rates, Forest City is pursuing the development of condominiums in selected markets with high demand for upscale urban homes. Current condominium projects under development include 1100 Wilshire Building, a previously unfinished office building in downtown Los Angeles; and Beekman, a site adjacent to a hospital in Manhattan.

    Financing Activity

    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on locking in fixed-rate nonrecourse mortgages. During the first nine months of fiscal 2004, Forest City closed on transactions totaling $746.5 million in nonrecourse mortgage financings, including $221.4 million for new development projects and acquisitions, $405.3 million in refinancings, and $119.8 million in loan extensions.
    At October 31, 2004, the Company's weighted average cost of mortgage debt decreased to 5.74 percent from 5.97 percent at October 31, 2003, primarily due to the general decrease in the fixed-rate portfolio. Fixed-rate mortgage debt, which represented 69 percent of the Company's total nonrecourse mortgage debt, decreased from 6.79 percent at October 31, 2003 to 6.58 percent at October 31, 2004. Due to the general increases in short-term interest rates, the variable-rate mortgage debt increased from 3.74 percent at October 31, 2003 to 3.92 percent at October 31, 2004.

    Outlook

    Ratner said, "Our robust development pipeline will continue to drive our growth. The 13 projects we opened in fiscal 2003 and the eight projects opened through the first nine months of 2004 will be a significant growth driver in the near term. We have 18 projects under construction, totaling $1.2 billion of cost at our share ($848.9 million of cost on a full consolidation basis), and another $2.0 billion of projects at various stages of development. Many are high-impact projects due to be completed between fiscal 2005 and 2008, thus ensuring our continued growth and further strengthening our diversified portfolio."
    Ratner continued, "We are confident that our financial performance to date will result in a very successful year for the Company in fiscal 2004. We are on track for 2004 to be our 25th consecutive year of EBDT growth."

    Corporate Description

    Forest City Enterprises, Inc. is a $7.2 billion NYSE-listed real estate company headquartered in Cleveland, Ohio. The Company is principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. The Company's portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 19 states and the District of Columbia.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax).
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP in the Company's Supplemental Package furnished to the SEC on form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with the generally accepted accounting principles ("GAAP") under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method, (non-GAAP). The Company presents certain financial amounts under the pro-rata method, because it believes this information is useful to investors as this method more accurately reflects the manner in which the Company operates its business. This is because, in line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities as consolidated at 100% if deemed to be under its control or if the Company is deemed to be the primary beneficiary for our investments in the variable interest entities ("VIE"), even if its ownership is not 100%. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method throughout its Supplemental Package furnished to the SEC on form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's target markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2004 and 2003
            (dollars in thousands, except per share data)

                                 Three Months Ended       Increase
                                    October 31,          (Decrease)
                               ---------------------- ----------------
                                  2004       2003      Amount  Percent
                               ---------------------- ----------------

Operating Results:
Earnings from continuing
 operations                       $16,799    $20,200  $(3,401)
Discontinued operations, net of
 tax and minority interest(1)      20,541      5,772   14,769
Cumulative effect of change in
 accounting principle, net of
 tax                                    -          -        -
                               ---------------------- --------
Net earnings                      $37,340    $25,972  $11,368
                               ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                  $82,585    $69,896  $12,689    18.2%
                               ====================== ========

Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization and
 Deferred Taxes (EBDT)(2):

  Net Earnings                    $37,340    $25,972  $11,368

  Depreciation and amortization
   - Real Estate Groups(5)         45,067     34,859   10,208
  Depreciation and amortization
   - equity method investments(3)       -        133     (133)

  Deferred income tax expense -
   Real Estate Groups(6)           34,540     17,948   16,592

  Deferred income tax (expense) benefit
   Non-Real Estate Groups:(6)
        Gain on disposition of
         other investments              -          -        -
        Loss on disposition of
         one division of Lumber
         Group                          -          -        -

  Current income tax expense on
   non-operating earnings:(6)
        Gain on disposition of
         other investments              -          -        -
        Gain on disposition
         included in discontinued
         operations                   219         (4)     223
        Gain on disposition
         recorded on equity
         method                         -          -        -

  Straight-line rent
   adjustment(4)                   (3,184)    (2,654)    (530)

 Provision for decline in real
  estate, net of minority
  interest                              -          -        -

 Gain on disposition recorded
  on equity method                      -          -        -

 Gain on disposition of other
  investments                           -          -        -

  Discontinued operations:(1)
        Gain on disposition of
         rental properties        (31,625)    (6,358) (25,267)
        Loss on disposition of
         one division of Lumber
         Group                          -          -        -
        Provision for decline           -          -        -
        Minority interest             228          -      228

  Cumulative effect of change
   in accounting principle, net
   of tax                               -          -        -
                               ---------------------- --------

  Earnings Before Depreciation,
   Amortization and  Deferred
   Taxes (EBDT)(2)                $82,585    $69,896  $12,689    18.2%
                               ====================== ========

Diluted Earnings per Common
 Share:

Earnings from continuing
 operations                         $0.33      $0.40   $(0.07)
Discontinued operations, net of
 tax and minority interest(1)        0.40       0.11     0.29
Cumulative effect of change in
 accounting principle, net of tax       -          -        -
                               ---------------------- --------
Net earnings                        $0.73      $0.51    $0.22
                               ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                    $1.62      $1.38    $0.24    17.4%
                               ====================== ========

Operating earnings, net of tax
 (a non-GAAP financial measure)     $0.43      $0.47   $(0.04)

Provision for decline in real
 estate, net of tax                     -          -        -

Gain on disposition of rental
 properties, division and other
 investments, net of tax             0.38       0.07     0.31

Minority interest                   (0.08)     (0.03)   (0.05)

Cumulative effect of change in
 accounting principle, net of tax       -          -        -

                               ---------------------- --------
Net earnings                        $0.73      $0.51    $0.22
                               ====================== ========

Diluted weighted average shares
 outstanding                   50,919,128 50,671,974  247,154
                               ====================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2004 and 2003
            (dollars in thousands, except per share data)

                                 Nine Months Ended        Increase
                                    October 31,          (Decrease)
                               ---------------------- ----------------
                                  2004       2003      Amount  Percent
                               ---------------------- ----------------
Operating Results:
Earnings from continuing
 operations                       $53,117    $40,755  $12,362
Discontinued operations, net of
 tax and minority interest(1)      37,510      6,612   30,898
Cumulative effect of change in
 accounting principle, net of
 tax                              (11,261)         -  (11,261)
                               ---------------------- --------
Net earnings                      $79,366    $47,367  $31,999
                               ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                 $208,701   $171,581  $37,120    21.6%
                               ====================== ========

Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization and
 Deferred Taxes (EBDT)(2):

  Net Earnings                    $79,366    $47,367  $31,999

  Depreciation and amortization
   - Real Estate Groups(5)        137,734     98,851   38,883
  Depreciation and amortization
   - equity method investments(3)     237        380     (143)

  Deferred income tax expense -
   Real Estate Groups(6)           65,949     32,231   33,718

  Deferred income tax
   (expense) benefit - Non-
   Real Estate Groups:(6)
        Gain on disposition of
         other investments              -       (179)     179
        Loss on disposition of
         one division of Lumber
         Group                         89          -       89

  Current income tax expense on
   non-operating earnings:(6)
        Gain on disposition of
         other investments              -          9       (9)
        Gain on disposition
         included in discontinued
         operations                  (140)     1,725   (1,865)
        Gain on disposition
         recorded on equity
         method                      (209)         -     (209)

  Straight-line rent
   adjustment(4)                   (2,646)    (5,185)   2,539

 Provision for decline in real
  estate, net of minority
  interest                              -      1,624   (1,624)

 Gain on disposition recorded
  on equity method                (31,996)         -  (31,996)

 Gain on disposition of other
  investments                           -        431     (431)

  Discontinued operations:(1)
        Gain on disposition of
         rental properties        (52,931)    (6,769) (46,162)
        Loss on disposition of
         one division of Lumber
         Group                      1,093          -    1,093
        Provision for decline           -      1,104   (1,104)
        Minority interest             894         (8)     902

  Cumulative effect of change
   in accounting principle, net
   of tax                          11,261          -   11,261
                               ---------------------- --------

  Earnings Before Depreciation,
   Amortization and  Deferred
   Taxes (EBDT)(2)               $208,701   $171,581  $37,120    21.6%
                               ====================== ========

Diluted Earnings per Common
 Share:

Earnings from continuing
 operations                         $1.04      $0.81    $0.23
Discontinued operations, net of
 tax and minority interest(1)        0.74       0.13     0.61
Cumulative effect of change in
 accounting principle, net of tax   (0.22)         -    (0.22)
                               ---------------------- --------
Net earnings                        $1.56      $0.94    $0.62
                               ====================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                    $4.10      $3.40    $0.70    20.6%
                               ====================== ========

Operating earnings, net of tax
 (a non-GAAP financial measure)     $1.19      $1.07    $0.12

Provision for decline in real
 estate, net of tax                     -      (0.03)    0.03

Gain on disposition of rental
 properties, division and other
 investments, net of tax             1.00       0.07     0.93

Minority interest                   (0.41)     (0.17)   (0.24)

Cumulative effect of change in
 accounting principle, net of tax   (0.22)         -    (0.22)

                               ---------------------- --------
Net earnings                        $1.56      $0.94    $0.62
                               ====================== ========

Diluted weighted average shares
 outstanding                   50,886,173 50,499,698  386,475
                               ====================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2004 and 2003
                        (dollars in thousands)


                                    Three Months Ended    Increase
                                       October 31,       (Decrease)
                                    ------------------ --------------
                                      2004     2003     Amount Percent
                                    ------------------ ---------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate operations
  Commercial Group                  $181,867 $153,074  $28,793
  Residential Group                   52,410   33,124   19,286
  Land Development Group              21,822   49,734  (27,912)
  Lumber Trading Group                     -        -        -
  Corporate Activities                     9      111     (102)
                                    ------------------ --------
       Total Revenues                256,108  236,043   20,065   8.5%

Operating expenses                  (149,562)(132,716) (16,846)
Interest expense                     (66,496) (47,449) (19,047)
Loss on early extinguishment of debt  (1,275)       -   (1,275)
Depreciation and amortization(5) (41,759) (29,643) (12,116) Retained interest and interest
 income-Stapleton                     24,169        -   24,169
Equity in earnings of unconsolidated
 real estate entities                 10,777   11,433     (656)
Gain on disposition recorded on
 equity method                             -        -        -
Revenues from discontinued
 operations(1)                        37,935   46,996   (9,061)
Expenses from discontinued
 operations(1)                       (35,183) (43,416)   8,233
                                    ---------------------------

Operating earnings (a non-GAAP
 financial measure)                   34,714   41,248   (6,534)
                                    ------------------ --------

Income tax expense(6)                (11,486) (16,086)   4,600
Income tax expense from discontinued
 operations(1)(6)                    (13,542)  (4,082)  (9,460)
Income tax expense on non-operating
 earnings items (see below)           12,418    2,514    9,904
                                    ------------------ --------

Operating earnings, net of tax (a
 non-GAAP financial measure)          22,104   23,594   (1,490)
                                    ------------------ --------

Provision for decline in real estate       -        -        -

Provision for decline in real estate
 included in discontinued operations       -        -        -

Gain on disposition recorded on
 equity method                             -        -        -

Loss on disposition of other
 investments                               -        -        -

Gain on disposition of rental
 properties included in discontinued
 operations(1)                        31,625    6,358   25,267
Loss on disposition of one division
 of Lumber Group included in
 discontinued operations(1)                -        -        -

Income tax benefit (expense) on non-
 operating earnings:(6)
     Provision for decline in real
      estate                               -        -        -
     Provision for decline in real
      estate included in
      discontinued operations              -        -        -
     Gain on disposition of other
      investments                          -        -        -
     Gain on disposition recorded on
      equity method                        -        -        -
     Gain on disposition of rental
      properties included in
      discontinued operations        (12,418)  (2,514)  (9,904)
     Loss on disposition of division
      of Lumber Group included in
      discontinued operations              -        -        -
                                    ------------------ --------
Income tax (expense) benefit on non-
 operating earnings (see above)      (12,418)  (2,514)  (9,904)
                                    ------------------ --------

Minority interest in continuing
 operations                           (3,677)  (1,382)  (2,295)

Minority interest in discontinued
 operations:(1)
     Operating earnings                  (66)     (84)      18
     Provision for decline in real
      estate                               -        -        -
     Gain on disposition of rental
      properties                        (228)       -     (228)
                                    ------------------ --------
                                        (294)     (84)    (210)
                                    ------------------ --------

Minority interest                     (3,971)  (1,466)  (2,505)
                                    ------------------ --------

Cumulative effect of change in
 accounting principle, net of tax          -        -        -
                                    ------------------ --------

Net earnings                         $37,340  $25,972  $11,368
                                    ===========================


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2004 and 2003
                        (dollars in thousands)


                                     Nine Months Ended     Increase
                                       October 31,        (Decrease)
                                    ------------------ ---------------
                                       2004     2003   Amount Percent
                                    ------------------ ---------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate operations
  Commercial Group                  $539,120 $462,958  $76,162
  Residential Group                  151,477  108,775   42,702
  Land Development Group              71,452   74,565   (3,113)
  Lumber Trading Group                     -        -        -
  Corporate Activities                   103      411     (308)
                                    ------------------ --------
       Total Revenues                762,152  646,709  115,443  17.9%

Operating expenses                  (434,704)(366,614) (68,090)
Interest expense                    (182,519)(133,556) (48,963)
Loss on early extinguishment of debt  (1,275) (10,718)   9,443
Depreciation and amortization(5)    (124,501) (86,953) (37,548)
Retained interest and interest
 income-Stapleton                     29,337        -   29,337
Equity in earnings of unconsolidated
 real estate entities                 60,671   33,103   27,568
Gain on disposition recorded on
 equity method                       (31,996)       -  (31,996)
Revenues from discontinued
 operations(1)                       126,237  111,942   14,295
Expenses from discontinued
 operations(1)                      (114,596)(105,736)  (8,860)
                                    ---------------------------

Operating earnings (a non-GAAP
 financial measure)                   88,806   88,177      629
                                    ------------------ --------

Income tax expense(6)                (36,262) (30,578)  (5,684)
Income tax expense from discontinued
 operations(1)(6)                    (24,753)  (5,059) (19,694)
Income tax expense on non-operating
 earnings items (see below)           32,803    1,431   31,372
                                    ------------------ --------

Operating earnings, net of tax (a
 non-GAAP financial measure)          60,594   53,971    6,623
                                    ------------------ --------

Provision for decline in real estate       -   (1,624)   1,624

Provision for decline in real estate
 included in discontinued operations       -   (1,104)   1,104

Gain on disposition recorded on
 equity method                        31,996        -   31,996

Loss on disposition of other
 investments                               -     (431)     431

Gain on disposition of rental
 properties included in discontinued
 operations(1)                        52,931    6,769   46,162
Loss on disposition of one division
 of Lumber Group included in
 discontinued operations(1)           (1,093)       -   (1,093)

Income tax benefit (expense) on non-
 operating earnings:(6)
     Provision for decline in real
      estate                               -      642     (642)
     Provision for decline in real
      estate included in
      discontinued operations              -      306     (306)
     Gain on disposition of other
      investments                          -      170     (170)
     Gain on disposition recorded on
      equity method                  (12,655)       -  (12,655)
     Gain on disposition of rental
      properties included in
      discontinued operations        (20,580)  (2,549) (18,031)
     Loss on disposition of division
      of Lumber Group included in
      discontinued operations            432        -      432
                                    ------------------ --------
Income tax benefit (expense) on non-
 operating earnings (see above)      (32,803)  (1,431) (31,372)
                                    ------------------ --------

Minority interest in continuing
 operations                          (19,782)  (8,583) (11,199)

Minority interest in discontinued
 operations:(1)
     Operating earnings                 (322)    (208)    (114)
     Provision for decline in real
      estate                               -      331     (331)
     Gain on disposition of rental
      properties                        (894)    (323)    (571)
                                    ------------------ --------
                                      (1,216)    (200)  (1,016)
                                    ------------------ --------

Minority interest                    (20,998)  (8,783) (12,215)
                                    ------------------ --------

Cumulative effect of change in
 accounting principle, net of tax    (11,261)       -  (11,261)
                                    ------------------ --------

Net earnings                         $79,366  $47,367  $31,999
                                    ================== ========


           Forest City Enterprises, Inc. and Subsidiaries
                        Financial Highlights
             Nine Months Ended October 31, 2004 and 2003
                           (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the preceding narrative.

3) Amount represents depreciation expense for certain properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation (a non-GAAP financial measure). See our discussion of pro-rata consolidation in the preceding narrative.

4) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of Depreciation and Amortization. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large development projects.


                                  Three Months Ended Nine Months Ended
                                      October 31,       October 31,
                                  ------------------ -----------------
                                    2004     2003      2004    2003
                                  ------------------ -----------------

   Full Consolidation              $41,759  $29,643  $124,501 $86,953
   Non-Real Estate Groups             (531)    (483)   (1,614) (1,477)
                                  ------------------ -----------------
   Real Estate Groups Full
    Consolidation                   41,228   29,160   122,887  85,476
   Real Estate Groups related to
    minority interest               (3,253)  (4,596)   (8,634)(13,545)
   Real Estate Groups Equity
    Method                           6,492    9,280    20,843  23,516
   Real Estate Groups Discontinued
    Operations                         600    1,015     2,638   3,404
                                  ------------------ -----------------
   Real Estate Groups Pro-Rata
    Consolidation                  $45,067  $34,859  $137,734 $98,851
                                  ================== =================



                                  Three Months Ended Nine Months Ended
                                      October 31,       October 31,
                                  ------------------ -----------------
                                      2004     2003      2004    2003
                                  ------------------ -----------------
6) The following table provides
 detail of Income Tax Expense
 (Benefit):

   (A) Operating earnings
              Current              $(9,168) $(2,914) $(10,208)    $27
              Deferred              20,654   19,000    33,815  31,363
                                  ------------------ -----------------
                                    11,486   16,086    23,607  31,390
                                  ------------------ -----------------

   (B) Deferred tax on provision
       for decline in real estate        -        -         -    (642)
                                  ------------------ -----------------

   (C) Loss on disposition of
       other investments
              Current                    -        -         -       9
              Deferred - Non-Real
               Estate Groups             -        -         -    (179)
                                  ------------------ -----------------
                                         -        -         -    (170)
                                  ------------------ -----------------
   (D) Gain on disposition
       recorded on equity method
             Current                     -        -      (209)      -
             Deferred                    -        -    12,864       -
                                  ------------------ -----------------
                                         -        -    12,655       -
                                  ------------------ -----------------

          Subtotal (A)(B)(C)(D)
             Current                (9,168)  (2,914)  (10,417)     36
             Deferred               20,654   19,000    46,679  30,542
                                  ------------------ -----------------
             Income tax expense     11,486   16,086    36,262  30,578
                                  ------------------ -----------------

   (E) Discontinued operations -
       Rental Properties
             Operating earnings
             Current                  (380)    (301)       34      24
             Deferred                  452      211       476     643
                                  ------------------ -----------------
                                        72      (90)      510     667

            Deferred tax on
             provision for decline
             in real estate              -        -         -    (306)
                                  ------------------ -----------------

            Gain (loss) on
             disposition of
             rental properties
            Current                    219       (4)      381   1,725
            Deferred                12,199    2,518    20,199     824
                                  ------------------ -----------------
                                    12,418    2,514    20,580   2,549
                                  ------------------ -----------------
                                    12,490    2,424    21,090   2,910
                                  ------------------ -----------------

         Subtotal (A)(B)(C)(D)(E)
             Current                (9,329)  (3,219)  (10,002)  1,785
             Deferred               33,305   21,729    67,354  32,009
                                  ------------------ -----------------
                                    23,976   18,510    57,352  33,794
                                  ------------------ -----------------

   (F) Discontinued operations -
       Lumber Group
             Operating earnings
             Current                 2,289      788     4,212   1,378
             Deferred               (1,237)     870      (117)    771
                                  ------------------ -----------------
                                     1,052    1,658     4,095   2,149
            Loss on disposition of
             one division of
             Lumber Group
            Current                      -        -      (521)      -
            Deferred                     -        -        89       -
                                  ------------------ -----------------
                                         -        -      (432)      -
                                  ------------------ -----------------
                                    13,542    4,082    24,753   5,059
                                  ------------------ -----------------

         Grand Total
          (A)(B)(C)(D)(E)(F)
             Current                (7,040)  (2,431)   (6,311)  3,163
             Deferred               32,068   22,599    67,326  32,780
                                  ------------------ -----------------
                                    25,028   20,168    61,015  35,943
                                  ------------------ -----------------
         Recap of Grand Total:
           Real Estate Groups
             Current                (7,176)   1,933     3,217  14,724
             Deferred               34,540   17,948    65,949  32,231
                                  ------------------ -----------------
                                    27,364   19,881    69,166  46,955
           Non-Real Estate Groups
             Current                   136   (4,364)   (9,528)(11,561)
             Deferred               (2,472)   4,651     1,377     549
                                  ------------------ -----------------
                                    (2,336)     287    (8,151)(11,012)
                                  ------------------ -----------------
          Grand Total              $25,028  $20,168   $61,015 $35,943
                                  ================== =================



Development Pipeline    Forest City Enterprises, Inc. and Subsidiaries

October 31, 2004
2004 Openings / Acquisitions (8)

                                                   Cost
                                      Cost         at
                                      at           Pro-
                                      Full         Rata
                                      Con-   Total Share  Square
          Dev. Date            Pro-   solid- Cost  (Non-  Feet/
          (D)  Opened/ Legal   Rata   ation  at    GAAP)  Number
Property/ Acq. Acquir- Owner-  %(t)  (GAAP)  100%   (b)   of
Location  (A)  ed      ship%(t) (1)   (a)    (2)  (1)x(2) Units
--------- ---- ------- ------ ------ ------  ---- ------- --------
                                        (in millions)
                                     --------------------

Retail
 Centers:
Brooklyn
 Commons
 Brooklyn,
 NY        D    Q2-04   70.0% 100.0%  $21.5  $21.5  $21.5   151,000
Atlantic
 Terminal
 Brooklyn,
 NY        D    Q2-04   70.0% 100.0%   90.1   90.1   90.1   373,000
Quartermaster
 Plaza
 Phila-
 delphia,
 PA        D    Q3-04   70.0% 100.0%   69.7   69.7   69.7   459,000
Victoria
 Gardens
 Rancho
 Cucamonga,
 CA        D    Q3-04   80.0%  80.0%  182.8  182.8  146.2 1,034,000(l)
                                     ------------------------------
                                     $364.1 $364.1 $327.5 2,017,000
                                     ---------------------=========

Office:
                                     ------------------------------
Atlantic
 Terminal
 (2 Hanson
 Place)
 Brooklyn,
 NY        D    Q2-04   70.0% 100.0% $107.9 $107.9 $107.9   399,000
                                     ---------------------=========

Residential:
East 29th
 Avenue Town
 Center/
 Botanica
 Denver,CO D    Q1-04   90.0%  90.0%  $46.0  $46.0  $41.4   157(h)
Sterling
 Glen of Rye
 Brook(i)
 (p)(c)
 Rye Brook,
 NY        D    Q1-04   40.0%  40.0%    0.0   58.3   23.3   165
Emerald Palms
 Expansion
 Miami, FL D    Q2-04  100.0% 100.0%    9.5    9.5    9.5    86
                                     ------------------------------
                                      $55.5 $113.8  $74.2   408
                                     ---------------------=========
Total 2004 Openings/
 Acquisitions(b)(d)                  $527.5 $585.8 $509.6
                                     =====================

----------------------------------------------------------------------
Residential phased-in units (c)(e):                       Opened in
                                                          '04/Total
                                                          ---------
Settler's
 Landing at
 Greentree
 Streetsboro,
 OH        D   2001-04  50.0%  50.0%   $0.0  $25.9  $13.0   68/408
Woodgate/
 Evergreen
 Farms
 Olmsted
 Township,
 OH        D   2004-07  33.0%  33.0%    0.0   22.5    7.4   36/348
Eaton Ridge
 Sagamore
 Hills, OH D   2002-04  50.0%  50.0%    0.0   14.7    7.4   36/260
Newport
 Landing
 Coventry,
 OH        D   2002-05  50.0%  50.0%    0.0   16.0    8.0   48/336
                                     ------------------------------
Total(b)(s)                            $0.0  $79.1  $35.8 188/1,352
                                     ==============================

----------------------------------------------------------------------
See attached October 31, 2004 footnotes.



Development Pipeline    Forest City Enterprises, Inc. and Subsidiaries

October 31, 2004
2004 Under Construction or to be Acquired (18)

                                                  Cost
                                     Cost         at
                                      at          Pro-
                                     Full         Rata
               Anti-                 Con-   Total Share  Square  Pre-
          Dev. cipat-        Pro-    solid- Cost  (Non-  Feet/   Leas-
           (D)  ed   Legal   Rata    ation  at    GAAP)  Number   ed
Property/ Acq. Open- Owner-   %(t)   (GAAP) 100%   (b)   of      (Wtd.
Location   (A)  ing  ship%(t) (1)    (a)    (2)  (1)x(2) Units   Avg.)
--------- ---- ----- ------- ------ ------  ---- ------- ------ -----
                                       (in millions)
                                    --------------------
Retail
 Centers:
Hispanic
 Retail
 Group -
 Gigante(c)
 Inglewood,
 CA        D   Q1-05   19.0%  19.0%  $0.0   $9.6    $1.8  53,000  100%
Saddle Rock
 Aurora,
 CO        D   Q1-05   80.0%  80.0%  31.8   31.8    25.4 185,000   30%
Northfield
 at Stapleton
 Denver,
 CO        D   Q3-05   90.0%  90.0% 165.1  165.1   148.6 779,000(k)48%
Simi Valley
 Simi
 Valley,
 CA        D   Q3-05   85.0%  85.0% 131.2  131.2   111.5 600,000   68%
Short Pump
 Expansion
 Richmond,
 VA        D   Q3-05   50.0% 100.0%  27.6   27.6    27.6  87,000   73%
San Francisco
 Centre
 (c)(o)
 San
 Francisco,
 CA        D   Q3-06   50.0%  50.0%   0.0  416.2   208.1 964,000(m) 8%
                                   -------------------------------
                                   $355.7 $781.5  $523.0 2,668,000 39%
                                   -------------------------------
Office:
University of
 Pennsylvania
 (n)
 Philadel-
 phia, PA  A   Q4-04  100.0% 100.0% $56.5  $56.5   $56.5 123,000  100%
Twelve
 MetroTech
 Center
 Brooklyn,
 NY        D   Q2-05   80.0%  80.0%  52.1   52.1    41.7 177,000(g) 0%
New York
 Times(c)
 Manhattan,
 NY        D   Q2-07   28.0%  40.0%   0.0  415.0   166.0 734,000    0%
                                   -------------------------------
                                   $108.6 $523.6  $264.2 1,034,000 12%
                                   ----------------------=========
Residential:
23 Sidney
 Street
 Cambridge,
 MA        D   Q1-05  100.0% 100.0% $17.7  $17.7   $17.7     51
Subway
 Terminal
 Los
 Angeles,
 CA        D   Q1-05  100.0% 100.0%  57.3   57.3    57.3    277
Metropolitan
 Lofts(c)
 Los
 Angeles,
 CA        D   Q1-05   50.0%  50.0%   0.0   62.3    31.2    264
Ashton Mill
 Providence,
 RI        D   Q1-05  100.0% 100.0%  28.9   28.9    28.9    193
Sterling Glen
 of Lynbrook
 (i)(q)
 Lynbrook,
 NY        D   Q2-05   80.0%  80.0%  27.5   27.5    22.0    100
100 Lands-
 downe
 Cambridge,
 MA        D   Q3-05  100.0% 100.0%  65.3   65.3    65.3    203
Central
 Station
 Apartments
 Chicago,
 IL        D   Q1-06  100.0% 100.0% 115.8  115.8   115.8    502
Sterling Glen
 of
 Roslyn(r)
 Roslyn,
 NY        D   Q2-06   80.0%  80.0%  72.1   72.1    57.8    158
Ohana
 Military
 Commun-
 ities(c)
 Honolulu,
 HI        D   Q1-08    7.0%   7.0%   0.0  316.5    22.2  1,952
                                   -------------------------------
                                   $384.6 $763.4  $418.2  3,700
                                   ---------------------==========
Total 2004 Under
 Construction(b)(j)                $848.9 $2,068.5 $1,205.4
                                   ========================

----------------------------------------------------------------------
Residential phased-in units under                        Under
 construction(c)(e):                                     Const./
                                                         Total
                                                         -------
Settler's
 Landing at
 Greentree
 Streetsboro,
 OH            2001-04 50.0%  50.0%  $0.0  $25.9   $13.0  36/408
Arbor Glen
 Twinsburg,
 OH            2001-07 50.0%  50.0%   0.0   18.8     9.4 144/288
Newport
 Landing
 Coventry,
 OH            2002-05 50.0%  50.0%   0.0   16.0     8.0  60/336
Woodgate/
 Evergreen
 Farms
 Olmsted
 Township, OH  2004-07 33.0%  33.0%   0.0   22.5     7.4 312/348
Pine Ridge
 Expansion
 Willoughby,
 OH            2004-06 50.0%  50.0%   0.0   16.4     8.2 162/162
                                   -------------------------------
Total(b)(f)                          $0.0  $99.6   $46.0 714/1,542
                                   ===============================

----------------------------------------------------------------------
See attached October 31, 2004 footnotes.


Development Pipeline    Forest City Enterprises, Inc. and Subsidiaries
October 31, 2004 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at Pro-Rata Share represents Forest City's share of cost, based on its pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP presentation for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) The difference between the full consolidation amount (GAAP) of $527.5 million of cost to the Company's pro-rata share (a non-GAAP measure) of $509.6 million of cost consists of a reduction to full consolidation for minority interest of $41.3 million of cost and the addition of its share of cost for unconsolidated investments of $23.3 million.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $46.0 million of cost consists of the Company's share of cost for unconsolidated investments of $46.0 million.
(g) Represents the Company's portion of this 1.1 million square-foot office condominium.
(h) Project also includes 141,000 total square feet (57,000 square feet owned/managed by Forest City) of retail and 34,000 square feet of office space.
(i) Supported-living property.
(j) The difference between the full consolidation amount (GAAP) of $848.9 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,205.4 million of cost consists of a reduction to full consolidation for minority interest of $72.8 million of cost and the addition of its share of cost for unconsolidated investments of $429.3 million.
(k) Includes 30,000 square feet of office space.
(l) Includes 45,000 square feet of office space.
(m) Includes 235,000 square feet of office space.
(n) The Company will have an option to acquire this property.
(o) This project will also include the acquisition of an adjacent retail center totaling 508,000 square feet.
(p) Formerly Stone Gate at Bellefair.
(q) Formerly Tanglewood Crest.
(r) Formerly Bryant Landing.
(s) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $35.8 million of cost consists of its share of cost for unconsolidated investments of $35.8 million.
(t) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For these projects, the Company provides funding for certain of its partners' equity contributions. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage (reflected in the Pro-Rata % column). These advances entitle the Company to a preferred return on investment, which is payable from cash flows of each respective property. At the point the Company is no longer entitled to a preferred return on a particular joint venture because the partner's advance has been repaid in full, the Company's net assets will be adjusted to its intended ownership percentage (reflected in the Legal Ownership % column) by recording a minority interest to reflect the amount of the partner's claim on those net assets.


                             Net Operating Income (in thousands)
                       -----------------------------------------------
                             Three Months Ended October 31, 2004
                        ---------------------------------------------
                                           Plus
                                          Unconsol-  Plus
                                          idated    Discont-
                          Full     Less    Invest-  inued   Pro-Rata
                         Consol- Minority ments at   Opera-  Consol-
                         idation Interest Pro-Rata   tions   idation
                        ---------------------------------------------
Commercial Group
  Retail
   Comparable            $27,514  $4,353    $4,835       $-  $27,996
 ---------------------------------------------------------------------
   Total                  37,962   2,422     3,203      (13)  38,730
  Office Buildings
   Comparable             34,117   5,844     1,072        -   29,345
 ---------------------------------------------------------------------
   Total                  42,928   7,147     1,072      380   37,233
  Hotels
   Comparable              6,679     973       970        -    6,676
 ---------------------------------------------------------------------
   Total                   7,271      49       615        -    7,837
  Other                    1,358    (687)       29        -    2,074
Total Commercial Group
 Comparable               68,310  11,170     6,877        -   64,017
 ---------------------------------------------------------------------
 Total                    89,519   8,931     4,919      367   85,874
Residential Group
 Comparable               20,938   1,068     4,712        -   24,582
 ---------------------------------------------------------------------
 Total                    25,654   1,159     7,590    1,585   33,670
Total Real Estate
 Groups
 Comparable               89,248  12,238    11,589        -   88,599
 ---------------------------------------------------------------------
 Total                   115,173  10,090    12,509    1,952  119,544

Land Development Group    40,490   3,231       278        -   37,537
The Nets                  (1,630)      -       156        -   (1,474)
Corporate Activities      (9,553)      -         -        -   (9,553)
----------------------------------------------------------------------
Grand Total             $144,480 $13,321   $12,943   $1,952 $146,054
======================================================================


                       Net Operating Income (in thousands)
         -------------------------------------------------------------
               Three Months Ended October 31, 2003        % Change
         -------------------------------------------- ----------------
                            Plus
                            Unconsol- Plus
                            idated    Discont-
            Full     Less   Invest-   inued  Pro-Rata  Full   Pro-Rata
           Consol- Minority ments at  Opera-  Consol-  Consol- Consol-
           idation Interest Pro-Rata  tions   idation  idation idation
         -------------------------------------------- ----------------
Commercial
 Group
  Retail
   Comparable $27,985  $4,735  $4,776      $-  $28,026  (1.7)%  (0.1)%
 -------------------------------------------------------
   Total       31,465   5,573   6,216     581   32,689
  Office
   Buildings
   Comparable  33,223   5,999   1,082       -   28,306   2.7%    3.7%
 -------------------------------------------------------
   Total       42,794   8,632   1,082     811   36,055
  Hotels
   Comparable   4,107     458     630       -    4,279  62.6%   56.0%
 -------------------------------------------------------
   Total        4,626     577     630       -    4,679
  Other           700  (1,310)    908       -    2,918
Total
 Commercial
 Group
 Comparable    65,315  11,192   6,488       -   60,611   4.6%    5.6%
 -------------------------------------------------------
 Total         79,585  13,472   8,836   1,392   76,341
Residential
 Group
 Comparable    22,040     469   4,249       -   25,820  (5.0)%  (4.8)%
 -------------------------------------------------------
 Total         21,801     399   5,510   1,582   28,494
Total Real
 Estate
 Groups
 Comparable    87,355  11,661  10,737       -   86,431   2.2%    2.5%
 -------------------------------------------------------
 Total        101,386  13,871  14,346   2,974  104,835

Land
 Development
 Group         26,746     810     (16)      -   25,920
The Nets            -       -       -       -        -
Corporate
 Activities    (6,816)      -       -       -   (6,816)
--------------------------------------------------------
Grand Total  $121,316 $14,681 $14,330  $2,974 $123,939
========================================================


                             Net Operating Income (in thousands)
                        ----------------------------------------------
                             Nine Months Ended October 31, 2004
                        ----------------------------------------------
                                           Plus
                                          Unconsol-  Plus
                                          idated    Discont-
                          Full     Less    Invest-   inued  Pro-Rata
                         Consol- Minority ments at   Opera-  Consol-
                         idation Interest Pro-Rata   tions   idation
                        ---------------------------------------------
Commercial Group
  Retail
   Comparable            $84,531 $13,837   $14,178       $-  $84,872
 ---------------------------------------------------------------------
   Total                 116,439  11,808     9,409    1,263  115,303
  Office Buildings
   Comparable            102,878  17,607     3,212        -   88,483
 ---------------------------------------------------------------------
   Total                 142,195  27,012     3,212    2,227  120,622
  Hotels
   Comparable             13,319   1,916     3,617        -   15,020
 ---------------------------------------------------------------------
   Total                  19,056   2,758     1,861        -   18,159
  Other                      865  (1,042)      932        -    2,839
Total Commercial Group
   Comparable            200,728  33,360    21,007        -  188,375
 ---------------------------------------------------------------------
   Total                 278,555  40,536    15,414    3,490  256,923
Residential Group
   Comparable             63,966   3,536    14,045        -   74,475
 ---------------------------------------------------------------------
   Total                  76,498   3,444    21,481    5,018   99,553
Total Real Estate
 Groups
   Comparable            264,694  36,896    35,052        -  262,850
 ---------------------------------------------------------------------
   Total                 355,053  43,980    36,895    8,508  356,476
Land Development Group    73,760   4,943       671        -   69,488
The Nets                  (1,630)      -       156        -   (1,474)
Corporate Activities     (24,059)      -         -        -  (24,059)
----------------------------------------------------------------------
Grand Total             $403,124 $48,923   $37,722   $8,508 $400,431
======================================================================


                       Net Operating Income (in thousands)
         -------------------------------------------------------------
               Nine Months Ended October 31, 2003         % Change
         -------------------------------------------- ----------------
                            Plus
                            Unconsol- Plus
                            idated    Discont-
           Full    Less     Invest-   inued  Pro-Rata Full    Pro-Rata
           Consol- Minority ments at  Opera- Consol-  Consol- Consol-
           idation Interest Pro-Rata  tions  idation  idation idation
         -------------------------------------------- ----------------
Commercial
 Group
  Retail
   Comparable $83,339 $14,288   $14,365      $-  $83,416  1.4%    1.7%
 -------------------------------------------------------
   Total       96,044  17,242    16,888   1,761   97,451
  Office
   Buildings
   Comparable 100,224  17,652     3,264       -   85,836  2.6%    3.1%
 -------------------------------------------------------
   Total      118,719  23,548     3,264   2,914  101,349
  Hotels
   Comparable   8,981     886     1,905       -   10,000 48.3%   50.2%
 -------------------------------------------------------
   Total       17,327   4,610     1,905       -   14,622
  Other         4,647  (2,742)    3,011       -   10,400
Total
 Commercial
 Group
   Comparable 192,544  32,826    19,534       -  179,252  4.3%    5.1%
 -------------------------------------------------------
   Total      236,737  42,658    25,068   4,675  223,822
Residential
 Group
   Comparable  66,969   1,424    12,769       -   78,314 (4.5)% (4.9)%
 -------------------------------------------------------
   Total       72,574   1,264    17,236   6,530   95,076
Total Real
 Estate
 Groups
   Comparable 259,513  34,250    32,303       -  257,566  2.0%    2.1%
 -------------------------------------------------------
   Total      309,311  43,922    42,304  11,205  318,898
Land
 Development
 Group         41,148   1,928       485       -   39,705
The Nets            -       -         -       -        -
Corporate
 Activities   (19,194)      -         -       -  (19,194)
---------------------------------------------------------
Grand Total  $331,265 $45,850   $42,789 $11,205 $339,409
=========================================================


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
(GAAP)(in thousands):

                            Three Months Ended October 31, 2004
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full      Less     Invest-    Discont-  Pro-Rata
                      Consol-  Minority  ments at   inued      Consol-
                      idation  Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $256,108   $28,027    $67,604     $4,101 $299,786
 Exclude straight-
  line rent
  adjustment(1)       (4,915)        -          -       (202)  (5,117)
                    --------------------------------------------------
 Adjusted revenues   251,193    28,027     67,604      3,899  294,669

 Operating expenses  149,562    17,127     39,402      1,938  173,775
 Add back
  depreciation and
  amortization for
  Non-Real Estate
  Groups(b)              531         -        185          -      716
 Exclude straight-
  line rent
  adjustment(2)       (1,942)        -          -          9   (1,933)
                    --------------------------------------------------
 Adjusted operating
  expenses           148,151    17,127     39,587      1,947  172,558

 Retained interest
  and interest
  income-Stapleton    24,169     2,417          -          -   21,752
 Add equity in
  earnings of
  unconsolidated
  entities            10,777         4     (8,582)         -    2,191
 Add back equity
  method
  depreciation
  expense (see
  below)               6,492         -     (6,492)         -        -
                    --------------------------------------------------

 Net Operating
  Income             144,480    13,321     12,943      1,952  146,054

 Interest expense,
  including loss on
  early
  extinguishment of
  debt               (67,771)   (6,391)   (12,943)    (1,338) (75,661)

 Gain on disposition
  of rental
  properties               -         -          -     31,397   31,397

 Depreciation and
  amortization -
  Real Estate
  Groups(a)          (41,228)   (3,253)    (6,492)      (600) (45,067)

 Straight-line rent
  adjustment(1)+(2)    2,973         -          -        211    3,184

 Equity method
  depreciation
  expense (see
  above)              (6,492)        -      6,492          -        -
                    --------------------------------------------------

 Earnings before
  income taxes        31,962     3,677          -     31,622   59,907

 Income tax
  provision          (11,486)        -          -    (12,490) (23,976)
                    --------------------------------------------------

 Earnings before
  minority interest
  and discontinued
  operations          20,476     3,677          -     19,132   35,931

 Minority Interest    (3,677)   (3,677)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          16,799         -          -     19,132   35,931

 Discontinued
  operations, net of
  tax and minority
  interest:
      Operating
       earnings from
       Lumber Group    1,409         -          -          -    1,409
      Operating
       earnings from
       rental
       properties        153         -          -       (153)       -
      Gain on
       disposition
       of rental
       properties     18,979         -          -    (18,979)       -
                    --------------------------------------------------
                      20,541         -          -    (19,132)   1,409
                    --------------------------------------------------
 Net earnings        $37,340        $-         $-         $-  $37,340
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups       $41,228    $3,253     $6,492       $600  $45,067
(b) Depreciation and
 amortization - Non-
 Real Estate Groups      531         -        185          -      716
                    --------------------------------------------------
    Total
     depreciation
     and
     amortization    $41,759    $3,253     $6,677       $600  $45,783
                    ==================================================


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
(GAAP)(in thousands):

                            Three Months Ended October 31, 2003
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                       Full     Less     Invest-    Discont-  Pro-Rata
                      Consol-  Minority  ments at   inued      Consol-
                      idation  Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $236,043   $35,480    $67,497     $6,830 $274,890
 Exclude straight-
  line rent
  adjustment(1)       (3,921)        -          -       (287)  (4,208)
                    --------------------------------------------------
 Adjusted revenues   232,122    35,480     67,497      6,543  270,682

 Operating expenses  132,716    20,799     37,695      3,576  153,188
 Add back
  depreciation and
  amortization for
  Non-Real Estate
  Groups(b)              483         -         70          -      553
 Exclude straight-
  line rent
  adjustment(2)       (1,547)        -          -         (7)  (1,554)
                    --------------------------------------------------
 Adjusted operating
  expenses           131,652    20,799     37,765      3,569  152,187

 Add equity in
  earnings of
  unconsolidated
  entities            11,433         -     (6,122)         -    5,311
 Add back equity
  method
  depreciation
  expense (see
  below)               9,413         -     (9,280)         -      133
                    --------------------------------------------------

 Net Operating
  Income             121,316    14,681     14,330      2,974  123,939

 Interest expense,
  including loss on
  early
  extinguishment of
  debt               (47,449)   (8,703)   (14,330)    (2,470) (55,546)

 Gain on disposition
  of rental
  properties               -         -          -      6,358    6,358

 Depreciation and
  amortization -
  Real Estate
  Groups(a)          (29,160)   (4,596)    (9,280)    (1,015) (34,859)

 Straight-line rent
  adjustment(1)+(2)    2,374         -          -        280    2,654

 Equity method
  depreciation
  expense (see
  above)              (9,413)        -      9,280          -     (133)
                    --------------------------------------------------

 Earnings before
  income taxes        37,668     1,382          -      6,127   42,413

 Income tax
  provision          (16,086)        -          -     (2,424) (18,510)
                    --------------------------------------------------

 Earnings before
  minority interest
  and discontinued
  operations          21,582     1,382          -      3,703   23,903

 Minority Interest    (1,382)   (1,382)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          20,200         -          -      3,703   23,903

 Discontinued
  operations, net of
  tax and minority
  interest:
      Operating
       earnings from
       Lumber Group    2,069         -          -          -    2,069
      Operating
       earnings from
       rental
       properties       (141)        -          -        141        -
      Gain on
       disposition
       of rental
       properties      3,844         -          -     (3,844)       -
                    --------------------------------------------------
                       5,772         -          -     (3,703)   2,069
                    --------------------------------------------------
 Net earnings        $25,972        $-         $-         $-  $25,972
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups       $29,160    $4,596     $9,280     $1,015  $34,859
(b) Depreciation and
 amortization - Non-
 Real Estate Groups      483         -         70          -      553
                    --------------------------------------------------
    Total
     depreciation
     and
     amortization    $29,643    $4,596     $9,350     $1,015  $35,412
                    ==================================================


 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP)(in thousands):

                            Nine Months Ended October 31, 2004
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full      Less     Invest-    Discont-  Pro-Rata
                     Consol-   Minority  ments at   inued      Consol-
                     idation   Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $762,152  $108,358   $200,670    $16,753 $871,217
 Exclude straight-
  line rent
  adjustment(1)      (10,052)        -          -       (849) (10,901)
                    --------------------------------------------------
 Adjusted revenues   752,100   108,358    200,670     15,904  860,316

 Operating expenses  434,704    62,368    118,097      7,401  497,834
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)            1,614         -        343          -    1,957
 Exclude straight-
  line rent
  adjustment(2)       (8,250)        -          -         (5)  (8,255)
                    --------------------------------------------------
 Adjusted operating
  expenses           428,068    62,368    118,440      7,396  491,536

 Retained interest
  and interest
  income-Stapleton    29,337     2,933          -          -   26,404

 Add equity in
  earnings of
  unconsolidated
  entities            60,671         -    (55,661)         -    5,010
 Remove gain on
  disposition of
  equity method
  operating
  properties         (31,996)        -     31,996          -        -
 Add back equity
  method
  depreciation
  expense (see
  below)              21,080         -    (20,843)         -      237
                    --------------------------------------------------

 Net Operating
  Income             403,124    48,923     37,722      8,508  400,431

 Interest expense,
  including loss on
  early
  extinguishment of
  debt              (183,794)  (20,507)   (37,722)    (5,254)(206,263)

 Gain on disposition
  of equity method
  rental
  properties(c)       31,996         -          -          -   31,996

 (Loss) gain on
  disposition of
  rental properties,
  divisions and
  other investments        -         -          -     52,037   52,037

 Provision for
  decline in real
  estate                   -         -          -          -        -

 Depreciation and
  amortization -
  Real Estate
  Groups(a)         (122,887)   (8,634)   (20,843)    (2,638)(137,734)

 Straight-line rent
  adjustment(1)+(2)    1,802         -          -        844    2,646

 Equity method
  depreciation
  expense (see
  above)             (21,080)        -     20,843          -     (237)
                    --------------------------------------------------

 Earnings before
  income taxes       109,161    19,782          -     53,497  142,876

 Income tax
  provision          (36,262)        -          -    (21,090) (57,352)
                    --------------------------------------------------
 Earnings before
  minority interest,
  discontinued
  operations and
  cumulative effect
  of change in
  accounting
  principle           72,899    19,782          -     32,407   85,524

 Minority Interest   (19,782)  (19,782)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          53,117         -          -     32,407   85,524

 Discontinued
  operations, net of
  tax and minority
  interest:
       Operating
        earnings
        from Lumber
        Group          5,764         -          -          -    5,764
       Operating
        earnings
        from rental
        properties       950         -          -       (950)       -
       Loss on
        disposition
        of one
        division of
        Lumber Group    (661)        -          -          -     (661)
       Gain on
        disposition
        of rental
        properties    31,457         -          -    (31,457)       -
                    --------------------------------------------------
                      37,510         -          -    (32,407)   5,103
                    --------------------------------------------------

 Cumulative effect
  of change in
  accounting
  principle, net of
  tax                (11,261)        -          -          -  (11,261)
                    --------------------------------------------------

                    --------------------------------------------------
 Net earnings        $79,366        $-         $-         $-  $79,366
                    ==================================================


 (a)  Depreciation
  and amortization -
  Real Estate Groups$122,887    $8,634    $20,843     $2,638 $137,734
 (b)  Depreciation
  and amortization -
  Non-Real Estate
  Groups               1,614         -        343          -    1,957
                    --------------------------------------------------
      Total
       depreciation
       and
       amortization $124,501    $8,634    $21,186     $2,638 $139,691
                    ==================================================

Note C: Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the nine months ended October 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban and Manhattan Town Center Mall, resulting in a gain on disposition of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP)(in thousands):
                            Nine Months Ended October 31, 2003
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full      Less     Invest-    Discont-  Pro-Rata
                     Consol-   Minority  ments at   inued      Consol-
                     idation   Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $646,709  $111,366   $192,866    $23,160 $751,369
 Exclude straight-
  line rent
  adjustment(1)       (8,136)        -          -       (854)  (8,990)
                    --------------------------------------------------
 Adjusted revenues   638,573   111,366    192,866     22,306  742,379

 Operating expenses  366,614    65,516    107,605     11,122  419,825
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)            1,477         -        150          -    1,627
 Exclude straight-
  line rent
  adjustment(2)       (3,784)        -          -        (21)  (3,805)
                    --------------------------------------------------
 Adjusted operating
  expenses           364,307    65,516    107,755     11,101  417,647

 Add equity in
  earnings of
  unconsolidated
  entities            33,103         -    (18,806)         -   14,297
 Remove gain on
  disposition of
  equity method
  operating
  properties               -         -          -          -        -
 Add back equity
  method
  depreciation
  expense (see
  below)              23,896         -    (23,516)         -      380
                    --------------------------------------------------

 Net Operating
  Income             331,265    45,850     42,789     11,205  339,409

 Interest expense,
  including loss on
  early
  extinguishment of
  debt              (144,274)  (23,722)   (42,789)    (6,943)(170,284)

 Gain on disposition
  of equity method
  rental properties        -         -          -          -        -

 (Loss) gain on
  disposition of
  rental properties,
  divisions, and
  other investments     (431)        -          -      6,446    6,015

 Provision for
  decline in real
  estate              (1,624)        -          -       (773)  (2,397)

 Depreciation and
  amortization -
  Real Estate
  Groups(a)          (85,476)  (13,545)   (23,516)    (3,404) (98,851)

 Straight-line rent
  adjustment(1)+(2)    4,352         -          -        833    5,185

 Equity method
  depreciation
  expense (see
  above)             (23,896)        -     23,516          -     (380)
                    --------------------------------------------------

 Earnings before
  income taxes        79,916     8,583          -      7,364   78,697

 Income tax
  provision          (30,578)        -          -     (2,910) (33,488)
                    --------------------------------------------------
 Earnings before
  minority interest,
  discontinued
  operations and
  cumulative effect
  of change in
  accounting
  principle           49,338     8,583          -      4,454   45,209

 Minority Interest    (8,583)   (8,583)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          40,755         -          -      4,454   45,209

 Discontinued
  operations, net of
  tax and minority
  interest:
       Operating
        earnings
        from Lumber
        Group          2,158         -          -          -    2,158
       Operating
        earnings
        from rental
        properties       557         -          -       (557)       -
       Loss on
        disposition
        of one
        division of
        Lumber Group       -         -          -          -        -
       Gain on
        disposition
        of rental
        properties     3,897         -          -     (3,897)       -
                    --------------------------------------------------
                       6,612         -          -     (4,454)   2,158
                    --------------------------------------------------

 Cumulative effect
  of change in
  accounting
  principle, net of
  tax                      -         -          -          -        -
                    --------------------------------------------------

                    --------------------------------------------------
 Net earnings        $47,367        $-         $-         $-  $47,367
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups       $85,476   $13,545    $23,516     $3,404  $98,851
(b) Depreciation and
 amortization - Non-
 Real Estate Groups    1,477         -        150          -    1,627
                    --------------------------------------------------
   Total
    depreciation and
    amortization     $86,953   $13,545    $23,666     $3,404 $100,478
                    ==================================================


    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith or Thomas T. Kmiecik, 216-621-6060
             On the Web: www.forestcity.net